Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

150 EAST 42ND STREET, 11th FLOOR

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

May 10, 2012

Elephant Talk Communications, Corp.

Schiphol Boulevard 249

1118 BH Schiphol

The Netherlands

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit, which Registration Statement is being filed by Elephant Talk Communications, Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the public offering by certain selling stockholders of the Company named in the Registration Statement of a total of 23,421,704 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”) issuable upon exercise of certain warrants held by them.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based on the foregoing and in reliance thereon, we are of the opinion that the Shares underlying the warrants, when duly issued, delivered, sold and paid for upon exercise of such warrants in accordance with their terms therein will be duly authorized, validly issued, fully paid and non-assessble.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

ELLENOFF GROSSMAN & SCHOLE LLP